Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
UniVision Engineering Limited

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form 20-F of our report dated December 2, 2011, relating to the consolidated financial statements of UniVision Engineering Limited and its subsidiaries as of March 31, 2011 and 2010 and for each of three years in the period ended March 31, 2011.

/s/ HKCMCPA Company Limited

HKCMCPA Company Limited
(Formerly ZYCPA Company Limited)
Certified Public Accountants
December 2, 2011

Hong Kong, China